UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 11, 2015 (August 7, 2015)

EFACTOR GROUP CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-51569	84-1598154
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1177 Avenue of the Americas, Suite 5060

New York, New York 10036

(Address of Principal Executive Offices)

(650) 380-8280

(Issuer’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 7, 2015, the board of directors (“Board”) of EFactor Group Corp. (the “Company”) appointed Robert Burnett and Leslie Green to serve on the Board. Mr. Burnett will serve on the Board’s audit committee and compensation committee, and Mr. Green will serve on the Board’s audit committee and nominating and corporate governance committee.

Mr. Burnett, 60, has over 30 years of experience in luxury real estate development and marketing and sales. He currently manages Burnett Partners, a global advisory firm that works with developers, private equity groups and leading hotel management firms, which he founded in 2013. From 2000 to 2013, Mr. Burnett served as the chief executive officer of Synthesis Realty Group LLC, a real estate firm which he co-founded in 2000 that markets and sells cutting-edge resort and residential projects domestically and internationally. Prior to that, Mr. Burnett served in various senior positions with major real estate organizations including President and Global Head of Sales and Marketing for ResidenSea (USA), a European real estate venture, from 1996 to 2000, Head of Real Estate for Princeville Resort in Hawaii, from 1990 to 1993, Executive Vice President of M.J. Raynes, Inc., a New York real estate organization, from 1984 to 1990 and four years as an executive at Sotheby’s International Realty, a real estate firm, from 1980 to 1984. Mr. Burnett received a Bachelor of Arts degree from Bowdoin College and a Master of Business Administration degree from Columbia University.

Mr. Green, 56, has over 30 years of experience in the finance and technology industry. Currently, Mr. Green is the owner of Lex Associates LLP, a private equity company, where he has served as a partner since 2010. From 1998 to 2003, Mr. Green was employed by Cap Gemini Ernst & Young UK plc, an accounting firm, where he initially served as the Head of UK Media Consulting and later served as Director of Innovation. Mr. Green also served in various senior positions including International Chief Executive Officer of Enterprise Software Inc., a computer software company, from 1995 to 1998, and Managing Director of Carlson Associates Ltd, a UK technology company, from 1990 to 1995. Mr. Green received a Bachelor of Science first class honors degree from Keele University.

Since the beginning of the Company’s last fiscal year, neither of the new directors, nor any of their immediate family members, have been a party to any transaction or currently proposed transaction with the Company that is reportable under Item 404(a) promulgated under Regulation S-K. Also, there were no arrangements or understandings between either of the new directors and any other person pursuant to which either of the new directors was appointed.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On and effective August 7, 2015, the Board amended the Bylaws of the Company (“Bylaws”). The amendment to the Bylaws (“Amendment”) amends Article III, Section 3.2 of the Bylaws to remove the fixed maximum number of directors that may serve on the Board. As amended, this section provides that the Board shall consist of one or more members, as determined by resolution of the Board. A copy of the Amendment is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
3.1	Amendment to the Bylaws, effective August 7, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 11, 2015

EFACTOR GROUP CORP.

By:	/s/ Adriaan Reinders
Name: Adriaan Reinders
Title: Chief Executive Officer